Exhibit 99.1

Stephen Cohen – Media	Jennifer Chen
Caesars Entertainment Corporation	Caesars Entertainment Corporation
(347) 489-6602	(702) 407-6407

CAESARS ENTERTAINMENT ANNOUNCES MANAGEMENT TRANSITION

LAS VEGAS, Feb. 4 2015 – Caesars Entertainment Corporation (NASDAQ: CZR), today announced that Gary Loveman, Chairman and Chief Executive Officer, has decided to begin transitioning management of the company at the end of the first quarter. Loveman will continue to serve as Chairman of Caesars Entertainment and of Caesars Entertainment Operating Company. As Chairman, Loveman will continue to oversee the restructuring of CEOC.

Mark Frissora joins Caesars Entertainment as CEO designee and will become CEO on July 1. He joins the Board of Directors immediately, and will report to the Board. During the transition period, he will work with Loveman and the Board to familiarize himself with Caesars’ operations and leadership team and go through the regulatory licensing process. Frissora brings to Caesars a track record of operating, growing and creating value at complex and highly leveraged companies, including Hertz Global Holdings, Inc. and Tenneco, Inc. His appointment is subject to regulatory approval.

“After 12 years as CEO, Caesars has accomplished more than what we could have imagined when I arrived in 1998. Now, with the company in the midst of a formal restructuring of one of its subsidiaries and a merger between entities, the time is ripe for a transition,” Loveman said. “It has been an honor to be the Chairman and CEO of Caesars Entertainment. My decision to begin to transition management now comes with the confidence that we have taken the steps necessary to ensure the company’s long-term success. I am confident that the efforts underway to address the capital structure of CEOC and the announced merger of Caesars Acquisition Corporation and Caesars Entertainment will position Caesars for growth and prosperity for many years to come. I look forward to working with Mark, the Board of Directors and the Senior Management Team to effect a seamless transition.”

About Loveman

Dr. Loveman joined Harrah’s Entertainment in 1998 from Harvard University, where he was an economist and Associate Professor of Business Administration. He transformed Caesars from a regional gaming company to a leading international gaming, entertainment and hospitality company with the most geographically diverse network of properties and a significant presence in Las Vegas. As a result, the company’s value increased from $7.9 billion to $30 billion at the time of the company’s privatization in 2008.

Loveman created Total Rewards, the gaming industry’s first and best-known loyalty program, which today has more than 45 million members and is a model for loyalty programs across consumer industries. During his tenure, Loveman presided over the acquisitions of Caesars, Planet Hollywood, Horseshoe, the World Series of Poker as well as the development of Horseshoe casinos in Cleveland, Cincinnati and Baltimore.

As past Chairman of the American Gaming Association, he has been a strong advocate for the liberalization of online gaming. He oversaw the formation of Caesars Interactive Entertainment, which includes the industry-leading social and mobile games business, the WSOP franchise and real-money online gaming in Nevada and New Jersey. He was named best CEO in the Gaming & Lodging industry for four consecutive years by Institutional Investor. Loveman serves on the Boards of FedEx Corp. and Coach, Inc. He is Chairman of the Business Roundtable’s Health & Retirement Committee.

“Gary’s leadership, intellect, vision and passion for the company, its employees and guests built the company we acquired in 2008, and have helped him lead the company through a dynamic period for the gaming industry,” said Marc Rowan and David Bonderman, founders of Apollo Global Management and TPG Capital, respectively. Apollo and TPG are the principal shareholders of Caesars Entertainment. “We respect Gary’s desire to begin transitioning the management of the company at this time. We look forward to his continuing role overseeing the restructuring of CEOC and serving as Chairman of Caesars Entertainment.”

“I am proud of the company’s many accomplishments and grateful for the loyalty and friendship of my thousands of colleagues,” Loveman said. “I am especially proud of the culture we have created and the innovative programs and initiatives we have developed and implemented for our team members.”

Among these employee programs is Caesars’ award-winning Wellness program, which is credited with improving the health and saving the lives of many employees while keeping the program’s costs manageable for the company and its employees. On-site clinics have allowed early diagnosis and treatment of chronic diseases. Inspired by the “Service Profit Chain” concept that Dr. Loveman developed with his colleagues at Harvard, Caesars introduced the unique Total Service program, which provides substantial rewards and recognition for employees who deliver on the company’s commitment to deliver distinguished service to its guests.

The Caesars culture was perhaps most evident during and after Hurricane Katrina, which impacted more than 9,000 of the company’s employees in New Orleans and on the Gulf Coast. Caesars was the first employer to guarantee continuation of pay and benefits before the storm arrived to protect the company’s employees and their families thereafter. On-site health clinics and HR service centers were established within days and worked until every employee was accounted for and contacted.

About Frissora

While Chairman and CEO of Hertz, Frissora expanded the company from a single-brand, airport rental car company to a global organization with four retail brands and more than 3,000 off-airport locations in addition to its leading airport business. He also led Hertz’s expansion into fleet leasing through the acquisition of Donlen, Inc. Under Frissora’s leadership, Hertz acquired Dollar Thrifty, consolidating the rental car industry. The company’s shareholder value increased significantly in this period and its private equity owners realized a return of more than 230% when they exited in May 2013.

Hertz also created the rental-car industry’s leading sustainability program and dramatically improved customer and employee satisfaction during Frissora’s tenure. Under Frissora’s leadership, Hertz was the recipient of numerous customer service awards, including repeated best rental car company awards from Zagat, Travel + Leisure, FlyerTalk and Executive Travel, among others.

Prior to joining Hertz in 2006, Frissora was Chairman and CEO of Tenneco, a leading manufacturer of automotive parts. During his tenure, Tenneco’s share price more than tripled. The company earned two top Automotive Industry shareholder awards for delivering the highest one-year and three-year shareholder returns of any automotive supplier. Frissora serves on the Boards of Walgreens Boots Alliance and Delphi Automotive plc.

“Mark has a long history of driving growth, optimizing operations and creating shareholder value,” Bonderman and Rowan said on behalf of the Board. “We are confident that his efforts combined with the restructuring of CEOC will help create long-term shareholder value at Caesars.”

“I am thrilled to be joining Caesars at such an important time for the company,” Frissora said. “Caesars’ network and range of offerings and amenities make it a true leader in gaming, entertainment and hospitality. I am looking forward to working closely with Gary, the Board and the leadership team to ensure a smooth transition.”

About Caesars Entertainment:

Caesars Entertainment Corporation (CEC) is the world’s most diversified casino-entertainment provider and the most geographically diverse U.S. casino-entertainment company. CEC is mainly comprised of the following three entities: the majority owned operating subsidiary Caesars Entertainment Operating Company, wholly owned Caesars Entertainment Resort Properties and Caesars Growth Properties, in which we hold a variable economic interest. Since its beginning in Reno, Nevada, 75 years ago, CEC has grown through development of new resorts, expansions and acquisitions and its portfolio of subsidiaries now operate 50 casinos in 13 U.S. states and five countries. The Company’s resorts operate primarily under the Caesars®, Harrah’s® and Horseshoe® brand names. CEC’s portfolio also includes the London Clubs International family of casinos. CEC is focused on building loyalty and value with its guests through a unique combination of great service, excellent products, unsurpassed distribution, operational excellence and technology leadership. The Company is committed to environmental sustainability and energy conservation and recognizes the importance of being a responsible steward of the environment. For more information, please visit www.caesars.com.

Forward Looking Information:

This release includes “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements contain words such as “will,” “position,” “ensure,” or the negative or other variations thereof or comparable terminology. In particular, they include statements relating to the management, operations and prospects of CEC and CEOC.

These forward-looking statements are based on current expectations and projections about future events. Investors are cautioned that forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that cannot be predicted or quantified, and, consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, the factors described from time to time in CEC’s reports filed with the Securities and Exchange Commission. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. Caesars disclaims any obligation to update the forward-looking statements.